SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
and Exchange Act of 1934 (Amendment No. __ )

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                                                    Meritage Hospitality Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MERITAGE HOSPITALITY GROUP INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 20, 2003

Dear Shareholder:

        We invite you to attend our Annual Meeting of Shareholders at 9:00 a.m. Eastern Time on May 20, 2003 at the Meritage Hospitality Group Inc. corporate offices, 1971 East Beltline Ave., N.E., Grand Rapids, Michigan. The purposes of this Annual Meeting are:

       1.     to elect six directors to serve for a term of one year;

       2.     to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal 2003; and

       3.     to transact such other business as may properly come before the meeting or any adjournment thereof.

        At the meeting, you will also hear a report on our operations and have a chance to meet your directors and executives.

        This booklet includes the formal notice of the Annual Meeting and the Proxy Statement. The Proxy Statement tells you more about the agenda and procedures for the meeting. It also describes how the Board of Directors operates and provides personal information about our directors and officers. Even if you own only a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date and return your Proxy Card promptly in the enclosed envelope.

Dated: March 21, 2003	Very truly yours,
/s/ Robert E. Schermer, Sr.
Robert E. Schermer, Sr. Chairman of the Board of Directors

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

MERITAGE HOSPITALITY GROUP INC.
1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, Michigan 49525
Telephone: (616) 776-2600

PROXY STATEMET
Annual Meeting of Shareholders
May 20, 2003

        The Board of Directors of Meritage Hospitality Group Inc. is requesting your Proxy for use at the Annual Meeting of Shareholders on May 20, 2003 and at any adjournment thereof, pursuant to the foregoing Notice. The approximate mailing date of this Proxy Statement and the accompanying Proxy Card is April 11, 2003.

VOTING AT THE ANNUAL MEETING

General

        Shareholders may vote in person or by Proxy. Proxies given may be revoked at any time by filing with Meritage either a written revocation or a duly executed Proxy Card bearing a later date, or by appearing at the Annual Meeting and voting in person. All shares will be voted as specified on each properly executed Proxy Card. If no choice is specified, the shares will be voted as recommended by the Board of Directors, and in the discretion of the named proxies on any other matters voted on at the meeting. Abstentions and shares not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the Annual Meeting.

        As of March 21, 2003, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, Meritage had 5,345,866 common shares outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on March 21, 2003 will be entitled to vote at the Annual Meeting.

Principal Shareholders

        Other than certain of Meritage’s directors and officers as identified in the forthcoming “Directors and Executive Officers” section, no other shareholders are known by the Company to beneficially own 5% or more of the Company’s outstanding common shares as of January 29, 2003, except for Peter D. Wierenga who reported beneficial ownership of 271,109 (5.0%) on November 9, 2000. Mr. Wierenga’s business address is reported in his Schedule 13D as 3703 S. Division Ave., Grand Rapids, Michigan 49503.

Proposal 1 — Election of Directors

        Meritage’s Bylaws require that the Board of Directors consist of not less than 5 nor more than 15 directors, with the exact number to be established by the Board of Directors. The Board has established the number of directors to be elected at the Annual Meeting at six. The Board is nominating for election or reelection as directors the following individuals: James P. Bishop, Joseph L. Maggini, Robert E. Riley, Jerry L. Ruyan, Robert E. Schermer, Sr., and Robert E. Schermer, Jr.

        All directors elected at the Annual Meeting will be elected to hold office until the next Annual Meeting. Shareholders are not entitled to cumulate their votes in the election of directors. If any nominee should be unable to serve, proxies will be voted for a substitute nominated by the Board of Directors. Nominees receiving the highest number of votes cast for the open positions will be elected.

        The Board recommends a vote FOR the election of each of the nominees for Director.

Proposal 2 — Ratification of Appointment of Independent Accountants

        The Audit Committee of the Board of Directors appointed Ernst & Young LLP as Meritage’s independent auditors for the fiscal year ending November 30, 2003. Although not required by law, the Board is seeking shareholder ratification of this selection. The affirmative vote of a majority of shares voting at the Annual Meeting is required for ratification. If ratification is not obtained, the Audit Committee intends to continue engaging the services of Ernst & Young through fiscal 2003, but would consider selecting another auditing firm for the ensuing year. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be given an opportunity to comment if they desire, and to respond to appropriate questions that may be asked by shareholders.

          Change in Meritage’s Certifying Accountant

        On February 13, 2003, Meritage determined, for itself and on behalf of its subsidiaries, to dismiss its independent auditors, Grant Thornton LLP, and to engage Ernst & Young as its new independent auditors. The change in auditors was approved by the Audit Committee of the Board of Directors of the Company on February 13, 2003, and was effective as of that date. On February 7, 2003, the Audit Committee interviewed Ernst & Young after reviewing a proposal that Ernst & Young previously submitted. As a result, Ernst & Young will audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending November 30, 2003. Meritage reported this change of accountants in a Current Report on Form 8-K filed with the SEC on February 20, 2003.

        Grant Thornton’s reports on the Company’s consolidated financial statements for the fiscal years ended December 1, 2002, and December 2, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 1, 2002 and December 2, 2001, and through the date of the above-referenced Form 8-K (the “Relevant Period”), (1) there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement(s) in connection with its reports on the Company’s consolidated financial statements for such years; and (2) there were no reportable events as described in Item 304(a)(1)(v) of SEC Regulation S-K.

        During the Relevant Period, neither the Company nor anyone acting on its behalf, consulted with Ernst & Young regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (2) any matter that was the subject of either a disagreement or a reportable event as set forth in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

        Meritage provided a copy of the foregoing statement to Grant Thornton and received from Grant Thornton its letter to the SEC, dated February 20, 2003, stating its agreement with such statements. A copy of the letter from Grant Thornton was filed with the SEC as Exhibit 16 to the Form 8-K.

         Principal Accounting Firm Fees

        The aggregate fees billed by Grant Thornton during fiscal 2002 are summarized below:

Annual Audit and Quarterly Review Fees Tax Compliance Fees All Other Fees Total	$38,320 $16,650 $ 0 ---------- $54,970 ======

The Audit Committee has determined that the provision of the foregoing non-audit services was compatible with maintaining the principal accountant’s independence.

        The Board recommends a vote FOR the ratification of Ernst & Young LLP as Meritage’s independent auditors for the fiscal year ending November 30, 2003.

Other Matters

        Any other matters considered at the Annual Meeting which properly come before the meeting, including adjournment of the meeting, require the affirmative vote of a majority of shares voting.

Voting by Proxy

        All Proxy Cards properly signed will, unless a different choice is indicated, be voted “FOR” election of all nominees for director proposed by the Board of Directors, and “FOR” ratification of the selection of independent auditors. If any other matters come before the Annual Meeting or any adjournment thereof, each Proxy will be voted in the discretion of the individual named as proxy.

Shareholder Proposals

        Shareholders who desire to include proposals in the Notice for the 2004 Annual Shareholders’ Meeting must submit the written proposals to Meritage’s Secretary no later than November 25, 2003. Shareholders who desire to present proposals or board nominations at the 2004 Annual Shareholders’ Meeting must provide written notice to Meritage’s Secretary no later than March 19, 2004.

        The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in Meritage’s Proxy Statement and except for matters as to which adequate notice is received. For notice to be deemed adequate for the 2004 Annual Shareholders’ Meeting, it must be received prior to March 19, 2004. If there is a change in the anticipated date of next year’s Annual Shareholders’ Meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 10-Q filings.

MANAGEMENT

Directors and Executive Officers

        The following is information concerning the current directors, executive officers and significant employees of the Company as of March 21, 2003:

Name and Age (1)	Position	Common Shares Beneficially Owned Amount (2) Percentage
Robert E. Schermer, Sr. (3) (4) 67	Chairman of the Board of Directors	773,528	14.5%
Robert E. Schermer, Jr. (3) (5) (6) 44	Chief Executive Officer and Director	678,823	12.3%
Robert E. Riley (3) (6) (7) 55	President and Director	647,861	11.8%
Robert H. Potts (6) 49	Vice President of Real Estate	74,203	1.4%
James R. Saalfeld (6) 35	Vice President, Secretary, Treasurer and General Counsel	93,936	1.7%

James P. Bishop (8) (9) 62	Director	43,816	*
Joseph L. Maggini (8) (9) 63	Director	254,148	4.7%
Jerry L. Ruyan (8) (9) 56	Director	142,197	2.7%
All Current Executive Officers and Directors as a Group (8 persons)		2,708,512	46.6%

* Less than 1%

(1)	Unless otherwise indicated, the persons named have sole voting and investment power and beneficial ownership of the securities.
(2)	Includes options held by non-employee directors to acquire from 6,000 to 9,000 shares pursuant to the 1996 Directors’ Share Option Plan and the 2001 Directors’ Share Option Plan.
(3)	Executive Committee Member.
(4)	Includes 5,000 shares held by Mr. Schermer, Sr.‘s wife.
(5)	Includes 6,850 shares held by Mr. Schermer, Jr. as a custodian for his minor child.
(6)

Includes options presently exercisable, or exercisable within 60 days, pursuant to the 1996 Management Equity Incentive Plan and the 2002 Management Equity Incentive Plan as follows: for Mr. Schermer, Jr. 181,682 shares, for Mr. Riley 147,661 shares, for Mr. Potts 25,500 shares, and for Mr. Saalfeld 81,659 shares.

(7)	Includes 7,500 shares held by a trust for the benefit of Mr. Riley’s wife, and 10,275 shares held by Mr. Riley’s spouse in an IRA account.
(8)	Compensation Committee Member.
(9)	Audit Committee Member.

        Robert E. Schermer, Sr. has been a director of the Company since January 25, 1996. He is currently Senior Vice President and a Managing Director of Robert W. Baird & Co. Incorporated, an investment banking and securities brokerage firm headquartered in Milwaukee, Wisconsin. Mr. Schermer has held this position for more than five years. He is the father of Robert E. Schermer, Jr.

        Robert E. Schermer, Jr. has been a director of the Company since January 25, 1996. He has been Chief Executive Officer of the Company since October 6, 1998. Mr. Schermer also served as President of the Company from October 1998 until October 2000, Treasurer of the Company from January 1996 until September 1996, and Executive Vice President from January 1996 until October 1998.

        Robert E. Riley has been a director of the Company since May 2002, and has been the President of the Company since October 25, 2000. From 1984 until 1999, Mr. Riley was with Meijer, Inc., a multi-billion dollar supermarket and general merchandise retailer, where he held the position of Senior Vice President, General Counsel and Secretary since 1986.

        Robert H. Potts has been Vice President of Real Estate for the Company since March 5, 2001. From 1989 to 2001, Mr. Potts was with Meijer where he held the position of Senior Counsel. Mr. Potts is a licensed member of the Michigan Bar.

        James R. Saalfeld has been Vice President, Secretary and General Counsel of the Company since March 20, 1996. Mr. Saalfeld has been Treasurer of the Company since June 2002. From 1992 until 1996, Mr. Saalfeld was with Dykema Gossett PLLC, a law firm headquartered in Detroit, Michigan. Mr. Saalfeld is a licensed member of the Michigan Bar.

        James P. Bishop has been a director of the Company since July 16, 1998. He is a CPA and the President and majority owner of the Bishop, Flipse & Meyer, P.C. accounting firm in Kalamazoo, Michigan, where he has worked since 1973. Mr. Bishop was appointed by Michigan’s Governor to the Administrative Committee on Public Accountancy in 1993.

        Joseph L. Maggini has been a director of the Company since January 25, 1996. Since founding the company in 1974, Mr. Maggini has served as President and Chairman of the Board of Magic Steel Corporation, a steel service center located in Grand Rapids, Michigan.

        Jerry L. Ruyan has been a director of the Company since October 24, 1996. Since 1995, Mr. Ruyan has been a partner in Redwood Holdings, Inc. He is a founder, and a former officer and director, of Meridian Bioscience, Inc., a producer of medical diagnostic products. In addition, Mr. Ruyan is Chairman of the Board of Schonstedt Instrument Company, and from October 1999 to February 2002, Mr. Ruyan served as Chairman and CEO of Hemagen Diagnostics, Inc. (HMGN:NAS), a manufacturer of medical diagnostic test kits.

Board Actions

        During fiscal 2002, the Board of Directors met four times and took action in writing on four occasions.

        The Executive Committee, comprised of Messrs. Schermer, Sr. (Chairman), Riley and Schermer, Jr., possesses, and may exercise, all of the powers of the Board of Directors in the management and control of the business of Meritage to the extent permitted by law. The Executive Committee took action in writing on one occasion during fiscal 2002.

        The Audit Committee, comprised of Messrs. Ruyan (Chairman), Bishop and Maggini, all of whom are non-employee directors, reviews the audit reports submitted by Meritage’s independent accountants, reviews Meritage’s internal accounting operations, and retains Meritage’s independent accountants. The Audit Committee met twice during fiscal 2002 and took action in writing on one occasion. In addition, the Audit Committee Chairman consulted with Meritage’s financial reporting officers three times during the fiscal year regarding the financial statements that were included with the Form 10-Q filings for the first three quarters of the fiscal year.

        The Compensation Committee, comprised of Messrs. Maggini (Chairman), Bishop and Ruyan, all of whom are non-employee directors (i) establishes Meritage’s general compensation policies, (ii) recommends and establishes the compensation and incentive awards for management, and (iii) administers the Management Equity Incentive Plan, the Directors’ Share Option Plan, and the Directors’ Compensation Plan. The Compensation Committee met twice and took action in writing on one occasion during fiscal 2002.

        Non-employee directors receive a retainer of $1,000 for each meeting of the Board of Directors attended, and $1,000 for each committee meeting attended. The committee fee is reduced by 50% if the meeting is held on the same day as a Board meeting. Compensation is paid by Meritage quarterly in arrears, in the form of Company common shares which are priced at the average fair market value during the five trading days prior to the end of each fiscal quarter.

        Each non-employee director is also granted an option to purchase 5,000 common shares upon initial election to the Board of Directors, and another option to purchase 1,000 shares upon each subsequent election. The exercise price of options granted pursuant to the 2001 Directors’ Share Option Plan is the last closing sale price reported on the date of grant. Directors who are employees of Meritage are not separately compensated for serving as directors.

        In fiscal 2002, each incumbent director attended all the meetings of the Board of Directors and the committees on which the director served.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires Meritage’s officers, directors and persons who own more than ten percent of Meritage’s common shares to file reports of ownership with the SEC and to furnish Meritage with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, Meritage believes that during fiscal 2002 all filing requirements were met.

Executive Compensation

        The following table sets forth information regarding compensation paid by Meritage to its Chief Executive Officer and executive officers or significant employees earning in excess of $100,000 in fiscal 2002:

>
SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	ANNUAL COMPENSATION (1) Salary Bonus					LONG-TERM COMPENSATION Securities Other Underlying Annual Options Compensation
Robert E. Schermer, Jr	2002	$172,000	(2)		$39,715		71,631	--
Chief Executive Officer	2001	$150,500	(2)		$34,848		90,000	--
	2000	$136,585		$	---		20,205	--

Robert E. Riley	2002	$170,150	(2)		$39,715		71,631	--
President	2001	$145,000			$34,848		190,000	--
	2000	$21,367	(3)	$	---	(3)	---	--

James R. Saalfeld	2002	$113,096			$25,860		54,018	--
Vice President, General	2001	$107,125			$22,616		27,500	--
Counsel, Secretary & Treasurer	2000	$93,817			$5,000		--	--

Robert H. Potts	2002	$112,346			$25,860		22,000	--
Vice President of Real Estate	2001	$74,136	(3)		$17,366	(3)	15,000	--

(1)      Includes bonuses earned during the fiscal year but paid in the next fiscal year.
(2)      Also received an annual automobile allowance.
(3)      Reflects salary and bonus for partial year of employment.

         Stock Options

        The following tables contain information concerning the grant of stock options to the executives identified in the Summary Compensation Table and the potential appreciation of such options:

OPTION GRANTS IN FISCAL 2002
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2002	Exercise Price ($ per share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term 5% 10%
Robert E. Schermer, Jr	71,631	28.0%	(1)	(1)	$217,338	$550,773
Robert E. Riley	71,631	28.0%	(1)	(1)	$217,338	$550,773
James R. Saalfeld	54,018	21.1%	(2)	(2)	$161,359	$408,913
Robert H. Potts	22,000	8.6%	(3)	(3)	$ 57,440	$145,564

(1)

Messrs. Schermer and Riley each received two separate option grants during fiscal 2002: (a) 16,275 shares with an exercise price of $3.68 and an expiration date of 12/18/11, and (b) 55,356 shares with an exercise price of $5.16 and an expiration date of 5/21/12.

(2)

Mr. Saalfeld received two separate option grants during fiscal 2002: (a) 15,000 shares with an exercise price of $3.68 and an expiration date of 12/18/11, and (b) 39,018 shares with an exercise price of $5.16 and an expiration date of 5/21/12.

(3)

Mr. Potts received two separate option grants during fiscal 2002: (a) 15,000 shares with an exercise price of $3.68 and an expiration date of 12/18/11, and (b) 7,000 shares with an exercise price of $5.16 and an expiration date of 5/21/12.

FISCAL 2002 OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES
Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/Unexercisable
Robert E. Schermer, Jr	--	--	155,248 / 121,588	$335,993 / $229,339
Robert E. Riley	--	--	115,176 / 146,455	$265,292 / $311,205
James R. Saalfeld	--	--	67,177 / 52,082	$140,375 / $53,390
Robert H. Potts	--	--	13,000 / 24,000	$28,313 / $38,588

Report of the Compensation Committee

        The Compensation Committee establishes compensation for executive officers by setting salaries, establishing bonus ranges, making bonus awards and granting stock options on an annual basis. The Committee believes it is important to provide competitive levels of compensation that will enable the Company to attract and retain the most qualified executives and to provide incentive plans that emphasize stock ownership, thereby aligning the interests of management with the shareholders of the Company.

        At a meeting held on December 18, 2001, the Committee established fiscal 2002 base salaries for the Company’s officers by subjectively evaluating each officer’s (i) performance, (ii) level of responsibility, (iii) potential for continued employment, (iv) duties for the upcoming fiscal year, and (v) contribution in conjunction with the Company’s accomplishments during the past year. The Committee took into account the recommendations of the Chief Executive Officer and the President in establishing the salaries for officers other than themselves. The Committee determined the Chief Executive Officer’s and the President’s salary separately and without their participation, but followed the same evaluation procedure as with the other officers. Based on an assessment of the foregoing factors, each officer was granted a raise from their 2001 salary as reflected in the Summary Compensation Table. There was no other qualitative or quantitative measurement against the performance of Meritage utilized in making the determination regarding salary raises.

        The Committee also approved an executive compensation package for fiscal 2002 that objectively linked the officers’ bonus awards to the Company’s actual financial performance. Under this package, incentive awards were based on a comparison of the Company’s earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) with the Company’s financial forecast approved at the beginning of the fiscal year. If designated EBITDA levels were achieved, the amount of each incentive award was determined by multiplying each officer’s base compensation by percentages keyed to designated EBITDA levels. At a meeting held on December 17, 2002, the Committee determined that the EBITDA targets contained in the package were achieved after accounting for adjustments authorized under the package, and awarded bonuses under the package as reflected in the Summary Compensation Table.

        During 2002, the Committee also approved option grants as reflected in the Option Grants Table as a continuing incentive to meet the Company’s objectives.

        Adoption of the fiscal 2002 salaries, bonuses, option grants and executive compensation package were ratified by the entire Board of Directors. All salaries and cash bonuses were fully deductible by the Company for federal income tax purposes for 2002.

Compensation Committee of the Board of Directors Joseph L. Maggini, Chairman James P. Bishop Jerry L. Ruyan

Corporate Performance Graph

        The following graph demonstrates the yearly percentage change in Meritage’s cumulative total shareholder return on its common shares (as measured by dividing the difference between Meritage’s share price at the beginning and end of the periods presented by the share price at the beginning of the periods presented) from November 30, 1997 through December 1, 2002, with the cumulative total return on the Russell 2000 Index and a Peer Group Index. The comparison assumes $100 was invested on November 30, 1997 in Meritage’s common shares and in each of the indexes presented.

        The Peer Group members include Back Yard Burgers Inc., Boston Restaurants Assocs. Inc., Chicago Pizza and Brewery Inc., Family Steak Houses of Florida Inc., Flanigans Enterprises Inc., Grill Concepts Inc. and Morgans Foods Inc. One company that was in the Peer Group in fiscal 2001, MBC Holding Company, was dropped from the Peer Group in 2002 because it filed for bankruptcy protection and is no longer actively traded.

Report of the Audit Committee

        In accordance with its written charter, the Audit Committee assists the Board in fulfilling its oversight responsibilities regarding the quality and integrity of the accounting, auditing and financial reporting practices of Meritage. The Audit Committee charter was adopted by the Board of Directors in March 2001, and attached to the Proxy Statement dated March 23, 2001. The charter outlines the responsibilities and activities of the Committee.

        Throughout fiscal 2002, the Committee was composed of three outside directors. Christopher P. Hendy served on the Committee until his resignation from the Board of Directors in August 2002, at which time he was replaced with Joseph L. Maggini. Each member meets the American Stock Exchange standards for independence, and is financially literate and has accounting or related financial management expertise.

        At its meeting in December 2002, the Committee met with representatives of Grant Thornton LLP (Meritage’s independent auditor for fiscal 2002), Meritage’s management and its internal accountant to review the scope, planning and staffing of the 2002 audit, the effects of new accounting pronouncements, and the implementation of new accounting rules.

        At its meeting in February 2003, the Committee reviewed the results of the 2002 audit with Grant Thornton and Meritage’s management and internal accountant. In discharging its oversight responsibilities regarding the audit process, the Committee also reviewed and discussed the Audit Committee Charter and:

i.	reviewed and discussed the audited financial statements with management;

ii.	discussed with Grant Thornton LLP, the matters required to be discussed by Statement on Auditing Standards No. 61; and

iii.

reviewed written disclosures and discussed with representatives of Grant Thornton LLP any relationships and other matters which might impact their objectivity and independence, and were satisfied that Grant Thornton LLP is independent of Meritage.

        Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 1, 2002.

Audit Committee of the Board of Directors Jerry L. Ruyan, Chairman James P. Bishop Joseph L. Maggini

Certain Relationships and Related Transactions

        No new items to report.

Other Matters

        Meritage is not aware of any other matters to be presented at the Annual Meeting other than those specified in the Notice. If you have questions or need more information about the Annual Meeting, please write or call:

James R. Saalfeld, Secretary
Meritage Hospitality Group Inc.
1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, Michigan 49525
(616) 776-2600

        For more information about your record holdings, you may contact Fifth Third Bank Shareholder Services at (800) 837-2755.

March 21, 2003	By Order of the Board of Directors /s/ James R. Saalfeld James R. Saalfeld Secretary

MERITAGE HOSPITALITY GROUP INC.

PROXY FOR ANNUAL MEETING	The undersigned hereby appoints ROBERT E. SCHERMER, JR. and JAMES R. SAALFELD, or either of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote on the matters specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting of Shareholders of Meritage Hospitality Group Inc. to be held on Tuesday, May 20, 2003 at 9:00 a.m. Eastern Time at the Meritage corporate offices, 1971 East Beltline Ave., N.E., Suite 200, Grand Rapids, Michigan, or any adjournment of such Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

          1.        Authority to elect as directors the six nominees listed below.

FOR __________	WITHHOLD AUTHORITY __________

               JAMES P. BISHOP, JOSEPH L. MAGGINI, ROBERT E. RILEY, JERRY L. RUYAN, ROBERT E. SCHERMER, SR.
                AND ROBERT E. SCHERMER, JR.

                  WRITE THE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD:

          2.        Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending November 30, 2003.

FOR __________	AGAINST __________	ABSTAIN __________

                    THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

        (This proxy is continued and is to be signed on the reverse side)

Date _____________________________, 2003

______________________________________

______________________________________

(Important: Please sign exactly as name appears
hereon indicating, where proper, official position
or representative capacity. In the case of joint
holders, all should sign.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS